                                   Exhibit 8.1

Significant Subsidiaries

Buhrmann NV is the parent company of a group of companies (the Group). The significant subsidiaries of the Group are listed below. The equity interest of Buhrmann in these subsidiaries is 100% unless stated otherwise. The full list containing the information referred to in Article 379 and 414 of Book 2 of the Dutch civil code is filed at the office of the Chamber of Commerce in Amsterdam. The addresses of these companies can be viewed on our web site: www.buhrmann.com.

Office Products North America

Division headquarters in Denver, CO, U.S.A.

– Corporate Express, Inc. – Broomfield, CO, U.S.A.

– Central/East Region – Regional headquarters in Broomfield, CO, U.S.A.

– West/South Region – Regional headquarters in Pleasanton, CA, U.S.A.

– Corporate Express Canada, Inc. – Regional headquarters in Mississauga, ON, Canada

– Corporate Express Imaging and Computer Graphic Supplies – Deerfield Beach, FL, U.S.A.

– Corporate Express Document & Print Management, Inc. – Omaha, NE, U.S.A.

– Corporate Express Promotional Marketing, Inc. – St. Louis, MO, U.S.A.

Office Products Europe

Division headquarters in Amsterdam, the Netherlands

– Corporate Express Europe BV – Amsterdam, the Netherlands

– Corporate Express Europe Import BV – Amsterdam, the Netherlands

– Corporate Express GmbH & Co – Wels, Austria

– Corporate Express Büroartikelhandel GmbH – Vienna, Austria

– Corporate Express Belgium NV – Wemmel (Brussels) , Belgium

– Corporate Express France SAS – Bondoufle (Paris), France

– Corporate Express Deutschland GmbH & Co. Vertriebs KG – Stuttgart, Germany

– Corporate Express Hungaria Kereskedelmi Kft – Budapest, Hungary

– Corporate Express (Ireland) Ltd – Dublin, Ireland

– Corporate Express SpA – Cusago (Milan), Italy

– Corporate Express Luxembourg Sarl – Howald (Hesperange), Luxembourg

– Buhrmann Office Products Nederland BV – Amsterdam, the Netherlands

– Corporate Express Nederland – Almere, the Netherlands

– Corporate Express Polska Sp.zoo – Gdynia, Poland

– Corporate Express Svenska AB – Borås (Goteborg), Sweden

– Corporate Express UK Ltd – Birmingham, United Kingdom

– Veenman BV – Capelle a/d IJssel (Rotterdam), the Netherlands

– Veenman Deutschland GmbH – Stuttgart, Germany

Office Products Australia

Division headquarters in Sydney, Australia

– Corporate Express Australia Ltd (53.1%) – Rosebery, Sydney, NSW, Australia

– Corporate Express New Zealand Ltd (53.1%) – Auckland, New Zealand

ASAP Software

– ASAP Software Express, Inc. – Buffalo Grove, IL, U.S.A.

– ASAP Software SAS – St. Ouen (France)

Graphic Systems

Division headquarters in Amsterdam, the Netherlands

– Plantin NV – Brussels (Evere), Belgium

– BTI-Hellas AEE – Metamorphosis (Athens), Greece

– Macchingraf SpA – Ospiate di Bollate (Milan), Italy

– Tetterode-Nederland BV – Amsterdam, the Netherlands

– Maquinaria Artes Gráficas Hartmann, SA – Cornellà de Llobregat (Barcelona), Spain

Other

Buhrmann Shared Service Center (Europe) NV – Hasselt, Belgium

Buhrmann International BV – Amsterdam, the Netherlands

Buhrmann Nederland Holding BV – Amsterdam, the Netherlands

Buhrmann Silver SA – Luxembourg

Buhrmann US, Inc. – Broomfield, CO, U.S.A.

Buhrmann Silver US, LLC – Delaware, CO, U.S.A.

Buhrmann Silver Financing, LLC – Delaware, CO, U.S.A.